EXHIBIT 10:
                          PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is entered into as of the 30th day of November, 1999, by and between Willowbrook Properties, Inc., a Delaware corporation having its principal office at 1880 Industrial Circle, Longmont, Colorado 80501 ( "SELLER" ) and Bellevue Partners, L.P., a Pennsylvania limited partnership having a postal address of P.O. Box 505, Belle Vernon, Pennsylvania 15012 ( " BUYER" ).

                                   RECITALS

     I. Seller owns certain property consisting of 88.163 acres more or less located in Rostraver Township, Westmoreland County, Pennsylvania, which is more particularly described on Exhibit A hereto (the "PROPERTY" ).

     II. Seller desires to sell to Buyer, and Buyer desires to buy from Seller, the Property, all in accordance with the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Seller and Buyer agree as follows:

     1. DEFINITIONS. In addition to the words and terms defined in the Recitals and elsewhere in this Agreement, the words and terms set forth hereinbelow will, unless the context otherwise requires, have the following meanings:

          1.1 "CLOSING" means the consummation of the purchase and sale provided for herein, payment of the Purchase Price to the Seller by Buyer and the conveyance of the Property to Buyer.

          1.2 "COMMITMENT" means the commitment for title insurance issued by the Title Company, setting forth the status of title to the Property, accompanied by copies of all instruments of record referred to as exception therein.

          1.3 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 6.6 hereof.

          1.4 "DEED" means the special warranty deed in the form attached hereto as Exhibit B.

          1.5 "DEVELOPMENT AGREEMENTS" means that certain Development Agreement and that certain Leasing Agreement, each dated as of August 1, 1998 and each between Seller and Michael Joseph Development Corporation.

          1.6 "ENVIRONMENTAL CONDITION" shall have the meaning set forth in Section 6.6 hereof.


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          1.7      "HAZARDOUS SUBSTANCE" shall have the meaning set forth in
Section  6.6  hereof.

          1.8 "LEASE" means that certain Shopping Center Lease dated March 16, 1999 between Seller and Supervalu Holdings, Inc., as amended.

          1.9 "PERMITTED EXCEPTIONS" means the exceptions to title shown on Exhibit C hereto.

          1.10 "PERMITS" has the meaning set forth in Section 9.1.4 hereof.

          1.11 "PURCHASE PRICE" means the amount set forth in Section 3.1 hereof.

          1.12      "TITLE COMPANY" means -Commonwealth Land Title Insurance
Company.

          1.13 "USE" shall have the meaning set forth in Section 9.1.3 hereof.

     2. SALE OF PROPERTY. The Seller shall sell and convey and Buyer shall purchase and pay for, upon the terms and conditions hereinafter set forth, the Property.

     3.          PURCHASE  PRICE.

          3.1    AMOUNT.  The Purchase Price for the Property shall be
     $3,300,000.

          3.2    PAYMENT.    The  Purchase  Price  shall  be paid as follows:

                 3.2.1          Cash  at  closing          -          $600,000

                 3.2.2          Promissory  Note    -          $2,700,000

          3.3 FUNDS. All funds payable under this Agreement shall be paid by wire transfer to such account as the Seller may designate in writing at least on or prior to the Closing.

          3.4 PROMISSORY NOTE. The promissory note to be delivered by Buyer at closing will be in the form of and contain the terms set forth in Exhibit D hereto.

     4.   CLOSING.

          4.1 The Closing shall be held at a mutually agreed upon location in Pittsburgh, Pennsylvania, no later than fifteen (15) days following the satisfaction or waiver of the last of the conditions set forth in
     Section 9 hereof, but in no event later than January 1, 2000. If the Closing has not occurred prior to the close of business on the applicable date set forth in the preceding sentence, any party who is not then in breach hereof may terminate this Agreement upon written notice to the other party.

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          4.2     At Closing, Seller shall execute, acknowledge and deliver
     the  following  documents  to  Buyer:

                  4.2.1    The  Deed;

                  4.2.2 A FIRPTA certificate in compliance with Section 1445 of the Internal Revenue Code;

                  4.2.3 Such documents as may be reasonably required by the Title Company for purposes of issuing the title insurance policy in accordance with the terms of this Agreement;

                  4.2.4 An assignment of the Lease, the Permits and the Development Agreements;

                  4.2.5 An estoppel certificate from the tenant under the Lease; and

                  4.2.6    Such other documents as Buyer may reasonably request.

                  All such documents shall be in form and substance reasonably acceptable to Buyer.

           4.3 At Closing Buyer shall execute, acknowledge and deliver the following documents to Seller:

                  4.3.1    The  Promissory  Note;

                  4.3.2 An assumption of the Lease, the Permits and the Development Agreements;

                  4.3.3 Such other documents as Seller may reasonably request.

                  All such documents shall be in form and substance reasonably acceptable to Seller.

     5. TAXES AND ASSESSMENTS. At the Closing all real estate taxes and assessments for the Property shall be prorated between Buyer and Seller as of the date of Closing on a calendar year basis based on the most recently available information. On and after the date of Closing, all taxes and assessments not yet paid and any additional taxes for the year in which Closing occurs which are assessed as a result of any improvements to the Property made subsequent to Closing shall be paid by Buyer and the Seller shall have no responsibility for such taxes and assessments.


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     6.    RIGHT  OF  ENTRY;  ENVIRONMENTAL  AND/OR  GEOTECHNICAL ASSESSMENT;
           DEVELOPMENT  COSTS.

           6.1    LICENSE.      Buyer shall have a license for reasonable
access to the Property for the purpose of making environmental assessments, engineering studies, core borings, drillings and for any and all acts necessary to conduct and complete Buyer's due diligence investigation of the Property.

           6.2    COST OF WORK.     All work performed by Buyer or on its
behalf  pursuant  to  this  Section  shall  be  performed  at Buyer's expense.

           6.3    INDEMNITY.     Buyer shall protect, defend, indemnify, save
and hold harmless Seller against and from any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of any or whomsoever, and against and from any and all costs, damages and expenses, including without limitation attorneys' fees, resulting from or occasioned in whole or in part by an act or omission of Buyer, or any of employees agents, contractors or invitees in, upon, at or from the Property pursuant to the license granted to Buyer in this Section 6. In the event that this Agreement is terminated for any reason, the Buyer shall place the Property as close to the condition it was in prior to the tests by the Buyer as is reasonably possible, and such obligation of Buyer shall survive the termination of this Agreement.

           6.4 TERM. The Term of this license shall commence on the date of this Agreement and shall terminate upon the occurrence of the earlier of the following:

                   6.4.1      the  date  of  the  Closing;  or

                   6.4.2 termination of this Agreement by either party pursuant to any provisions therefor.

          6.5     COPIES  OF  TESTS.       Subject to any confidentiality
obligations, Buyer shall furnish the Seller with results of soil tests and copies of all engineering studies and other reports within five business days of their written request by Seller.

          6.6     CONFIDENTIALITY.      Buyer agrees that all information
relating to the Property, including without limitation, information, documents and studies regarding the Environmental Condition or geotechnical condition thereof ("CONFIDENTIAL INFORMATION"), will be held strictly confidential, and shall not be disclosed to any third parties (other than to actual or proposed consultants, contractors, lenders and tenants and their respective advisors to the extent reasonably related to Buyer's acquisition, financing, development or use of the Property) without the prior consent of the Seller unless Buyer is under a legal obligation to disclose the Confidential Information. As used
herein  the  term   " ENVIRONMENTAL CONDITION".


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shall  be  defined  as  the  presence in surface water, ground water, drinking water supply, land surface, subsurface strata, above-ground or underground tanks or other containers, or ambient air of any pollutant, contaminant, industrial solid waste or Hazardous Substance. The term "HAZARDOUS SUBSTANCE" shall be defined in the manner set forth in Section 101(4) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as  amended.    In  the event that Buyer or any of its representatives becomes legally compelled to disclose any of the Confidential Information, Buyer and/or any representative shall provide the Seller with prompt notice so that the Seller may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 6.6. In the event that such a protective order or other remedy is not obtained or that the Seller waive compliance with the provisions of this Section 6.6, Buyer or any representative will furnish only that portion of the Confidential Information that is legally required to be disclosed and will exercise its or their best efforts to obtain confidential treatment for such Confidential Information. A violation of this Section 6.6 will cause irreparable harm to the Seller; remedies at law being inadequate, the Seller, in addition to any other legal or equitable relief, shall be entitled to injunctive relief from any court of competent jurisdiction to enjoin any actual or threatened violation. The obligation of the Buyer under this Section 6.6 shall survive the termination of this Agreement for any reason except the purchase of the Property by the Buyer.

          6.7     DEVELOPMENT COSTS.     Prior to and after the date hereof,
Buyer has directly or indirectly advanced certain amounts to Seller for the purpose of paying for Property development costs that will benefit Buyer after the Closing. Concurrently with the Closing, and without further action on the part of any party, such amounts shall be deemed to be expenses of Buyer associated with the development of the Property. In the event that the Closing does not occur, then Seller will repay such amounts to Buyer on such terms as Buyer and Seller may agree, or, in the absence of such agreement, on demand.

    7.    REPRESENTATIONS  OF  SELLER/CONDITIONS  OF  THE  PROPERTY.


          7.1 Seller hereby makes the following representations and warranties, all of which shall continue to be true and correct on the date of the Closing:

                  7.1.1 Seller is a corporation duly organized and in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all requisite corporate action.

                  7.1.2 The Property is presently in compliance with all applicable laws and regulations.

                  7.1.3 To Seller's knowledge, the Lease and the Development Agreements are in full force and effect and Seller has complied with all of its obligations thereunder and, to Seller's knowledge, the other parties thereto have complied with their obligations thereunder.


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          7.2     THE  PROPERTY MAY BE INSPECTED BY THE BUYER PURSUANT TO
SECTION 6 ABOVE. THE PROPERTY IS BEING PURCHASED SOLELY IN RELIANCE UPON SUCH INSPECTION AND, EXCEPT AS SET FORTH IN THIS SECTION 7, THERE HAVE NOT BEEN AND ARE NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY MADE BY THE SELLER. BUYER SHALL ACQUIRE THE PROPERTY IN "AS IS, WHERE IS" CONDITION, INCLUDING WITHOUT LIMITATION THE GRADING, COMPACTION AND ELEVATION OF THE PROPERTY. WITHOUT LIMITATION OF THE FOREGOING, THERE HAVE BEEN NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO, AND THE BUYER SHALL PURCHASE THE PROPERTY SUBJECT TO, ANY CURRENTLY EXISTING ENVIRONMENTAL CONDITIONS NOT WITHIN SELLER'S ACTUAL KNOWLEDGE.

    8.    EVIDENCE OF TITLE.     Seller has provided Buyer with a copy of
the Commitment. At the Closing, Seller will arrange for all exceptions other than Permitted Exceptions to be removed. Notwithstanding anything contained elsewhere in this Agreement to the contrary, Buyer will be solely responsible for the cost of the Commitment and any and all title examination fees payable to the Title company or its agents. Seller warrants that, except for the Permitted Exceptions, it has not assigned, conveyed or transferred the Property or any part thereof or interest therein.

     9.   PRE-CLOSING  CONDITIONS;  OPTION  TO  TERMINATE.

          9.1     CONDITIONS TO BUYER'S OBLIGATIONS.      Buyer will have the
option to terminate this Agreement in the event that any one or more of the following conditions are not satisfied within the applicable time periods set forth below:

                  9.1.1  REPRESENTATIONS  AND  COVENANTS.    All of Seller's
          representations and warranties set forth in Section 7.1 shall be true and correct in all material respects and Seller shall have performed all of its obligations set forth herein.

                  9.1.2  TITLE.     Title at Closing shall be in the same
          condition as approved by Buyer pursuant to Section 8 hereof, and, contemporaneously with the Closing and upon payment of standard title insurance premiums, Buyer shall have obtained a title insurance policy consistent with the Commitment and the Title Company shall have given Buyer the right to purchase at standard rates additional title insurance (subject to any liens, encumbrances or other matters thereafter arising) in connection with additional improvements and construction financing relating to the Property.

                  9.1.3  GENERAL INSPECTION.     Buyer, in its sole discretion,
          shall have determined that the Property is otherwise suitable to Buyer for its intended use for a shopping center (the " USE" ) and that there are no environmental conditions relating to the Property that make it less desirable to Buyer.

                  9.1.4  PERMITS AND APPROVALS.     All required permits and
          other governmental approvals necessary for Buyer to develop the Property as a shopping center in the manner presently contemplated by the parties, including without limitation those set forth on Exhibit F (the "PERMITS"), shall have been assigned to or received by Buyer, all on such terms and conditions as Buyer, in its reasonable good faith discretion deems satisfactory.

          9.2     CONDITIONS TO SELLER'S OBLIGATIONS.      Seller shall have
the option to terminate this Agreement in the event that Seller does not receive the approval of the transactions contemplated hereby from the shareholders of Seller's parent company, NBI, Inc., a Delaware corporation, on or before the date of Closing.

          9.3 OPTION TO TERMINATE. If either party determines that any of the conditions set forth in this Section 9 will not be satisfied prior to January 31, 2000, such party will have the option of terminating this Agreement by delivery of written notice to the other party. Upon receipt of such notice, this Agreement will terminate and neither party will have any liability hereunder (except the provisions which expressly survive the termination of this Agreement).

          9.4     FIDUCIARY TERMINATION.     In the event that the Board of
Directors of either the Seller or the parent company of the Seller determine that their fiduciary obligations require them to terminate this Agreement, Seller may terminate this Agreement at any time prior to Closing by written notice to Buyer.

     10.  CLOSING CHARGES.     The expense of the Closing shall be paid in
the  following  manner:

          10.1     Seller  shall  pay:

                   10.1.1 the full cost of preparing, executing, and acknowledging the Deed and other documents required to be delivered by Seller hereunder;

                   10.1.2 the full cost of obtaining documents, certifications, affidavits and utility and municipality letters necessary to clear those exceptions listed in the Title Commitment; and

                   10.1.3 one-half of all realty transfer taxes in connection with the transfer of the Property.


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          10.2     The  Buyer  shall  pay:

                   10.2.1 the full cost of securing any title insurance policy(ies) required by the Buyer;

                   10.2.2  the  cost  of  recording  the  Deed;

                   10.2.3 the cost of any inspections or tests performed by the Buyer in, on or about the Property;

                   10.2.4 one-half of all realty transfer taxes in connection with the transfer of the Property;

                   10.2.5  the cost of any survey obtained by Buyer;  and

                   10.2.6  all  escrow  fees,  if  any.

    11. BROKER. Buyer and Seller represent to each other that no broker has been retained by either of them in connection with the transactions contemplated hereby and each party agrees to defend and indemnify the other against any claim of any broker or similar party claiming under such party.

    12. DEFAULT BY BUYER; REMEDIES OF THE SELLER. In the event Buyer fails to comply in any material respect with any or all of the obligations, covenants, warranties or agreements to be performed, honored or observed by Buyer under and pursuant to the terms and provisions of this Agreement and such default is not cured within ten (10) days after notice (other than Buyer's failure to tender the Purchase Price on the date of Closing, as to which no notice is required), then the Seller may terminate this Agreement, in which event Buyer shall pay Seller the sum of $60,000 as liquidated damages for Buyer's default.

    13. DEFAULT BY THE SELLER; REMEDIES OF BUYER. In the event Seller fails to comply with any or all of the obligations, covenants, warranties or agreements to be performed, honored or observed under and pursuant to the terms and provisions of this Agreement, and such default is not cured within ten (10) days after notice, then Buyer may either (i) terminate this Agreement all parties will be released from any further liability hereunder (except the provisions hereof which expressly survive the termination of this Agreement), or (ii) pursue the right of specific performance.

    14. AMENDMENTS. This Agreement once properly signed by both parties can be changed only by a document executed by an authorized representative of the respective parties hereto.

    15. NOTICES. All notices, requests, demands or other communications hereunder will be in writing and deemed given when delivered personally, when telecopied or on the day said communication is deposited in the U.S. mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If  to  Buyer:                Bellevue  Partners,  L.P.
                                        P.O.  Box  505
                                        Belle  Vernon,  PA    15012

          If  to  the  Seller:          Willowbrook  Properties,  Inc.
                                        c/o  NBI,  Inc.
                                        1880  Industrial  Circle
                                        Longmont,  CO    80501

          With  a  copy  to:           Morris  D.  Weiss,  Esq.
                                       c/o  NBI,  Inc.
                                       12400  Highway  281  North
                                       San  Antonio,  TX    78216

or to such other address as the parties may from time to time designate by notice in writing to the other parties.

    16.    MISCELLANEOUS.

           16.1 SEVERABILITY. If any clause or provision of this Agreement is held to be illegal, invalid or unenforceable, or the application thereof to any person or circumstance shall to any extent be illegal, invalid or unenforceable, under present or future laws effective during the term hereof or of any provisions hereof which survive the Closing, then and in any such event, it is the express intention of the parties hereto that the remainder of this Agreement, or the application of such clause or provision other than to those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and each clause or provision of this Agreement and the application thereof shall be legal, valid and enforceable to the fullest extent permitted by law.

          16.2     GOVERNING  LAW.    This  Agreement shall be governed by and
    construed in accordance with the laws of the Commonwealth of Pennsylvania.

          16.3 SUCCESSORS AND ASSIGNS. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Buyer may assign this Agreement to any controlled, directly or indirectly, by Jay H. Lustig and, upon delivery of written notice of such assignment to Seller and the

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    assumption  of  Buyer's  obligations hereunder by the assignee, Buyer shall be released  from  any  further  liability  hereunder.

          16.4     TIME.

                   16.4.1 The term "days" means calendar days. If the date for performance of any action or for the expiration of any time period shall fall on a weekend or a holiday honored by the federal government, such date of performance or expiration shall be extended until the next Monday or non-holiday, as applicable.

                   16.4.2 If full performance of this Agreement is not completed by the Closing date provided for in this Agreement, as it may be extended hereunder, either party shall have the right after that date to declare time to be of the essence of this Agreement by giving written notice to the other party. Such notice shall contain a declaration that time is of the essence and shall fix the time, date and place of final settlement, which shall not be less than seven (7) days, nor more than fourteen (14) days after such notice.

          16.5 SECTION HEADINGS; GENDER AND NUMBER. The headings inserted at the beginning of each Section are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any of the
terms  or  provisions  hereof.   The plural shall include the singular and the
singular, the plural, wherever the context so admits. The use of any one gender includes all others.

          16.6 POSSESSION. Exclusive possession of the Property (except for Permitted Exceptions) shall pass to Buyer at the Closing, at which time Buyer will be deemed to have acknowledged that it has inspected the Property and has agreed to accept it in its then condition.

          16.7 PREPARATION OF AGREEMENT. In the event of a dispute between the Buyer and Seller as to this Agreement, no party shall be entitled to the benefit of any principle of contract construction premised upon the relative bargaining power of the parties, the identity of the party partly or wholly responsible for drafting the portion of the Agreement giving rise to the dispute, contra proferentum, contracts of adhesion, or any similar contract construction principle.

          16.8 EXHIBITS. All exhibits attached hereto are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

                   16.8.1 ENTIRE AGREEMENT. This Agreement contains all the terms, promises, covenants, conditions and representations made or entered into by and between the Seller and Buyer, and supersedes all prior discussions and agreements, whether written or oral, between the Seller and Buyer with respect to the conveyance


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of  the  Property  and  all other matters contained herein and constitutes the sole  and  entire agreement between the Seller and Buyer with respect thereto.

          16.9 WAIVER OF TENDER. Formal tender of the Deed and of the Purchase Price are hereby waived.

          16.10 COAL NOTICE. THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.

          16.11 RECORDING. The Buyer acknowledges that the parent company of the Seller, NBI, Inc., will file this agreement as an exhibit to a filing with the Securities and Exchange Commission.

          16.1 SEWAGE NOTICE. The Property is served by a community sewage system.


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     IN  WITNESS  WHEREOF, the parties hereto have caused this Agreement to be executed  under  proper  authority,  the  day  and  year  first above written.

                              WILLOWBROOK  PROPERTIES,  INC.


                              By:  /S/Jay  H.  Lustig
                                   Jay  H.  Lustig,  President


                              BELLEVUE  PARTNERS,  L.P.,
                              a  Pennsylvania  limited  partnership

                              By:  J.H.L.  Holdings,  Inc.,
                                   a  California  corporation, General Partner

                                   By:  /S/Jay  H.  Lustig
                                        Jay  H.  Lustig,  President

                             SCHEDULE OF EXHIBITS



     Exhibit          Document

     A          Property  Description
     B          Deed
     C          Permitted  Exceptions
     D          Promissory  Note
     E          Reserved
     F          Permits

                                   EXHIBIT A
                             PROPERTY DESCRIPTION



     ALL that certain tract of land situate in Rostraver Township, Westmoreland County, Pennsylvania, the same being more particularly bounded and described as follows:

     BEGINNING at a point in or near the center line of a certain improved road (Route 51); said point being situate at the Northwesterly corner of a certain other tract containing 20.13 acres heretofore conveyed by the Pittsburgh Coal Company to Edgar Dunn and wife, by deed dated July 26, 1937; thence from said point of beginning and along line of tract now or formerly of Joseph Kuma, North 9 3' East, 1911.48 feet to a point; thence along line of said tract, South 60 22' East, 231.0 feet to a point; thence along line of tract now or formerly of J.P. Ward, South 53 07' East, 531.3 feet to a point thence along line of tract now or formerly of James Stewart the following five courses and distances, viz: South 38 56' East, 502.19 feet to a point; thence South 49 35' East, 713.57 feet to a post; thence South 55 48' East, 722.49 feet to a post; thence South 38 27' East, 481.29 feet to a post; thence South 55 37' East, 22.75 feet to a point; thence along line of tract now or formerly of William Scholl, South 12 12' West, 314.41 feet to a point in a certain public road; thence in said public road partly along line of tract containing 12.028 acres conveyed by said Pittsburgh Coal Company to Lulu Martin by deed dated June 2, 1934, and partly through the original tract
(known as the James H. Moore tract of 175.307 acres), of which the herein described tract is a part, North 56 48' West, 388.50 feet to a point in said public road; thence by line through said original tract, South 14 04' West,
805.67 feet to a point in or near the center line of said improved road (Route
51); thence in said improved road through said original tract and partly along line of tract heretofore conveyed to Edgar Dunn and wife, as aforesaid, North
63    07'  West,  2370.20  feet  to  a  point  at  the  place  of  beginning.

     CONTAINING  88.163  acres.

     EXCEPTING and reserving from subject property all that certain parcel of land containing 0.393 acre as conveyed by Maude G. Smith, widow and Dorothy G. Smith, single to James Sabo and Margaret Sabo, his wife, dated November 27, 1979 and recorded in Deed Book Volume 2346, page 449.

     BEING the same premises conveyed to Willowbrook Properties, Inc. by deed of Darla J. Jones, unmarried and Della M. Ewart and Robert Ewart, her husband, dated January 4, 1997, and recorded in Deed Book Volume 3467, page 101.

                                   EXHIBIT C
                             PERMITTED EXCEPTIONS

1. Excepting and reserving all coal and mining rights, oil and gas and appurtenant rights and right to maintain and operate a line of telegraph, telephone and power poles as set forth in deed from Pittsburgh Coal Company to Jesse Smith, et ux., dated April 6, 1939 and recorded in Deed Book Volume 1030, page 458.

2.          The  following  rights  of  way:

     a)          Grantor:    Jesse  Smith  and  Maude  G.  Smith
     Grantee:    Manufacturers  Light  and  Heat  Company
     granted by instruments dated November 1, 1954, and recorded in Deed Book Volume 1548, page 304, for 8 inch pipeline.

     b)          Grantor:   Willowbrook Properties, Inc. d/b/a NBI Development
     Corporation
     Grantee: Municipal Authority of Westmoreland County granted by instrument dated May 20, 1999, and recorded in Deed Book Volume 3675, page 352, for 8 inch water line.

Memorandum of Lease by and between Supervalu Holdings, Inc. and Willowbrook Properties, Inc. (a memorandum of which is) dated March 16, 1999 and recorded in Deed Book Volume 3665, page 154.

Drainage easements and easements in slopes of cuts and fills along the State or Federal road known as SR 0051.

The following matters as set forth in the plan of lots entitled as Willowbrook Plan of Lots, recorded in Plan Book Volume 91, page(s) 1441:

     a) Rights of the public and others entitled thereto in and to the use of that portion of the premises within the bounds of SR 0051.

     b) Peoples Gas line pump station and gas well through northwesterly portion of premises.

     c)     Columbia  Gas  line  through  westerly  portion  of premises.

     d)     Fence  encroachment  in  northeasterly  portion  of premises.

     e) NOTE: No habitable structure to be built nor further subdivision of the area remaining unless approved for sewage. For approval the Township Sewage Enforcement Officer must be contacted.

                                   EXHIBIT F
                         LIST OF CONTRACTS AND PERMITS

Lease dated March 16, 1999 between Supervalu Holdings, Inc. and Willowbrook Properties, Inc. d/b/a NBI Development Corporation, as amended by a First Amendment to Lease dated September 24, 1999.

Drainage Agreement dated September 24, 1999 between Willowbrook Properties, Inc. d/b/a NBI Development Corporation and Della M. Ewart and Darla J. Jones.

Highway Occupancy Permit issued by the Commonwealth of Pennsylvania Department of Transportation on September 10, 1999.

Site Work Agreement dated April 30, 1999 (including Change Orders Nos. 1-8) between NBI Development Corporation and Penn Transportation Services, Inc.

No-Lien Agreement dated April 30, 1999 between NBI Development Corporation and Penn Transportation Services, Inc.

Permit for Discharge of Stormwater From Construction Activities No. PAS 10X080 issued to NBI Development Corporation by the Commonwealth of Pennsylvania Department of Environmental Resources.

Site Paving Contract between Willowbrook Properties, Inc. and Peter J. Caruso and Sons, Inc. dated November 17, 1999.

Architect's Agreement between Willowbrook Properties, Inc. and Turkhall Associates, Inc. dated May 1, 1999.

Agreement for Engineering Services between McMillen Engineering Inc. and NBI Properties, Inc. dated April 19, 1998.

Agreement for Engineering Services between McMillen Engineering Inc. and NBI Development, Inc. dated September 29, 1998, as revised on October 8, 1998, as revised on October 29, 1998.

Grading  Permit  issued  by  Rostraver  Township.

Sewer  Connection  Permit  issued  by  Rostraver  Township.

Building Permit No. 990181 issued to Willowbrook Properties, Inc. by Rostraver Township on September 1, 1999.

                                 EXHIBIT D
                        NON-NEGOTIABLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD, PLEDGED, ASSIGNED OR TRANSFERRED UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION SHALL BE AVAILABLE.

$2,700,000.00                                              December  17,  1999

     FOR  VALUE  RECEIVED,    Bellevue  Partners, L.P., a Pennsylvania limited
partnership ("MAKER"), promises to pay to Willowbrook Properties, Inc., a Delaware corporation ("PAYEE"), in lawful money of the United States of America, the principal sum of Two Million Seven Hundred Thousand Dollars ($2,700,000.00), together with interest in arrears on the unpaid principal balance at an annual rate equal to the Applicable Rate, as defined below, in the manner provided in this Promissory Note (this "NOTE" ) below. From and after a payment default hereof by Maker not waived in writing by Payee, interest will accrue on the unpaid principal amount of this Note until the date payment is made in full at a rate equal to the interest rate provided in the immediately preceding sentence, plus 4% per annum. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of a Purchase and Sale Agreement, dated November 30, 1999, between Maker and Payee (the "Purchase Agreement"). Capitalized terms used in this Note without definition shall have the meanings given them in the Purchase Agreement.

     1.    PAYMENTS.

     1.1 PRINCIPAL AND INTEREST. The principal amount of this Note shall be due and payable on December 31, 2006 or, following an Event of Default, as determined pursuant to Section 2.1 hereof. Interest on the unpaid principal balance of this Note shall be due and payable on the last day of each calendar quarter, commencing March 31, 2000.

     1.2 MANNER OF PAYMENT. All payments on this Note shall be made by check at 1880 Industrial Circle, Suite F, Longmont, CO 80501, or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the Commonwealth of Pennsylvania.

     1.3 PREPAYMENT. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

     1.4 RIGHT OF SET-OFF. Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment to which Maker may be entitled under the Purchase Agreement.

     1.5 APPLICABLE RATE. The Applicable Rate for the period from the date hereof to and including December 31, 2000 is 8.14% per annum. Effective on January 1, 2001 and on each January 1 thereafter, the Applicable Rate will equal 200 basis points plus the current yield at the close of business on the immediately preceding December 31 (or, if such day is not a Business Day, the last Business Day of such year) on United States Treasury Notes with a maturity of two years as reported on the "U.S. Treasuries" page of www.bloomberg.com or, if such rate is not reported there, such other reporting service as Payee may reasonably select.

     2.      DEFAULTS.

     2.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default hereunder ("EVENT OF DEFAULT"):

                2.1.1 If Maker shall fail to pay when due any payment on this Note, or if Maker shall in any respect fail to comply with the provisions of Section 3 hereof, and such failure continues for 15 days after Payee notifies Maker thereof in writing; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to
                       Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

                2.1.2 If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "BANKRUPTCY LAW"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case;
                       (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

                2.1.3 If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against Maker in an involuntary case, (b) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (c) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

                2.1.4 If Maker shall voluntarily suspend transaction of its business, or shall consent to the taking of possession by any official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.

                2.1.5 If Jay H. Lustig shall at any time fail to have, directly or indirectly, control of the Maker.

                2.1.6 If an "Event of Default" occurs under that certain promissory note in the principal amount of $1,100,000 from Tybojen, Inc., an affiliate of the Maker, to NBI Properties, Inc., an affiliate of the Payee.

     2.2 NOTICE BY MAKER. Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

     2.3 REMEDIES. If an Event of Default hereunder has not been cured or waived by Payee, Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under this Note and under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

     3.  REPRESENTATIONS  AND  COVENANTS.

     3.1 SINGLE PURPOSE ENTITY. Maker represents to Payee that Maker is and has at all times since its formation been a Single Purpose Entity. "Single Purpose Entity" shall mean an entity that exists solely for the purpose of acquiring, developing, financing, managing and owning the Property, that conducts business only in its own name, that does not engage in any business or have any assets unrelated to such purpose, that does not have any indebtedness other than that related to such purpose, that has its own separate books, records, and accounts (with no commingling of assets), that holds itself out as being an entity separate and apart from any other entity, and that observes partnership formalities independent of any other entity.

     3.2 LEGAL EXISTENCE; NAME, ETC. Maker shall preserve and keep in full force and effect its existence as a Single Purpose Entity, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Property. Maker shall not wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person. Maker shall conduct business only in its own name and shall not change its name, identity, or organizational structure unless Maker shall have obtained the prior written consent of Payee to such change.

     4.    MISCELLANEOUS.

     4.1 WAIVER. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (ii) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

     4.2 NOTICES. Any notice required or permitted to be given hereunder shall be given in accordance with the Purchase Agreement.


     4.3 SEVERABILITY. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     4.4 GOVERNING LAW. This Note will be governed by the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

     4.5      PARTIES  IN  INTEREST.    This Note shall bind Maker and its
successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by operation of law.

     4.6 MAXIMUM INTEREST. Notwithstanding anything to the contrary contained in this Note, no interest shall accrue or be payable hereunder that is in excess of the maximum amount permitted under the applicable law relating to usury.

     IN WITNESS WHEREOF, intending to be legally bound, Maker has executed and delivered this Note as of date first above written.


                                       BELLEVUE  PARTNERS,  L.P.

                                       By:     /S/Jay H. Lustig
                                       Name:   Jay H. Lustig
                                       Title:  President of JHL Holdings, Inc.,
                                               General  Partner

                                  EXHIBIT B
                             SPECIAL WARRANTY DEED

          MADE on this   17th day of December, 1999 by WILLOWBROOK PROPERTIES,
INC.,  a  Delaware  corporation,  d/b/a  NBI  Development  Corporation

                              (hereinafter  called  "GRANTOR" )

                               and

BELLEVUE  PARTNERS,  L.P.,  a  Pennsylvania  limited  partnership

                              (hereinafter  called   "GRANTEE" ).

WITNESSETH, that the Grantor, in consideration of the sum of THREE MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,300,000.00) paid to the Grantor by the Grantee, the receipt of which is hereby acknowledged, does grant, bargain, sell and convey to the Grantee, its successors and assigns:

ALL that certain tract of land situate in Rostraver Township, Westmoreland County, Pennsylvania, being more particularly described as follows:

BEGINNING at a point in or near the center line of a certain improved road (Route 51), said point being situate at the Northwesterly corner of a certain other tract containing 20.13 acres heretofore conveyed by the Pittsburgh Coal Company to Edgar Dunn, et ux., by deed dated July 26, 1937; thence from said point of beginning and along line of tract now or formerly of Joseph Kuma, North 9 3' East, 1761.69 feet to a point; thence North 81 27' 19 East,
226.87  feet  to  a  point;  thence along line of tact now or formely of J. P.
Ward, South 53 07' East, 531.30 feet to a point; thence along line of tract now or formerly of James Stewart, the following five courses and distances, viz: South 38 56' East, 502.19 feet to a point; thence South 49 35' East,
713.57 feet to a post; thence South 55 48' East, 722.49 feet to a post; thence South 38 27'East, 481.29 feet to a post; thence South 55 37' East,
22.75 feet to a point; thence along line of tract now or formerly of William Scholl, South 12 12'West, 314.41 feet to a point in a certain public road; thence in said public road partly along line of tract containing 12.028 acres conveyed by said Pittsburgh Coal Company to Lulu Martin by deed dated June 2, 1934, and partly through the original tact (known as the James H. Moore tract of 175.307 acres), of which the herein described tract is a part, North 56 48' West, 388.50 feet to a point in said public road; thence by line through said original tract, South 14 04' West, 805.67 feet to a point in or near the center line of said improved road (Route 51); thence in said improved road through said original tract and partly along line of tract heretofore conveyed to Edgar Dunn, et ux., as aforesaid, North 63 07' West, 2370.20 feet to a point at the place of BEGINNING.

BEING the same property which Della M. Ewart and Robert Ewart, her husband, and Darla J. Jones, unmarried, by Corrective Deed dated November 28, 1997, and recorded on December 12, 1997, in the Westmoreland County Recorder of Deeds' Office in Deed Book Volume 3545, page 55, granted and conveyed to Willowbrook Properties, Inc., Grantor herein.

BEING the same property a portion of which was subdivided pursuant to that certain subdivision plan entitled Willowbrook Plan of Lots recorded on January 28, 1999, in the Westmoreland County Recorder of Deeds' Office in Plan Book Volume 91, page 1441.

BEING designated as Tax Parcel Number 56-09-71 in the records of the Deed Registry Office of Westmoreland County.

UNDER AND SUBJECT to all rights-of-way, easements, restrictions, reservations, exceptions, and other matters as set forth in prior instruments of record or which would be apparent upon an accurate survey and an inspection of the property.

TOGETHER with all rights and appurtenances: TO HAVE and TO HOLD the same to and for the use of the Grantee, its successors and assigns forever, and the Grantor for itself, its successors and assigns, hereby covenants and agrees that it will WARRANT SPECIALLY the property hereby conveyed.

     NOTICE--THIS DOCUMENT MAY NOT/DOES NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE/HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. [This notice is set forth in the manner provided in Section 1 of the Act of July 17, 1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any.]

     IN WITNESS WHEREOF, the Grantor has caused this Special Warranty Deed to be executed on the day and year first written above.

                                   WILLOWBROOK  PROPERTIES,  INC.,
                                   a Delaware corporation, d/b/a NBI Development Corporation

                                   By:  /S/Jay  H.  Lustig
                                        Jay  H.  Lustig
                                        President





COMMONWEALTH  OF  PENNSYLVANIA     )
                                   )          ss:
COUNTY  OF  ALLEGHENY              )


          On  this    17th  day of December 1999, before me, the undersigned
officer, personally appeared Jay H. Lustig, who acknowledged himself to be the President of Willowbrook Properties, Inc., a Delaware corporation, d/b/a NBI Development Corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as the President of the corporation.
          In  Witness  Whereof,  I  hereunto  set  my  hand and official seal.

                                        /S/Dorothy  A.  Brown
                                        Notary  Public

My  Commission  Expires:

Notarial  Seal
Dorothy  A.  Brown,  Notary  Public
Pittsburgh,  Allegheny  County
My  Commission  Expires  Nov.  23,  2000
Member,  Pennsylvania  Association  of  Notaries

     NOTICE THE UNDERSIGNED, AS EVIDENCED BY THE SIGNATURE(S) TO THIS NOTICE AND THE ACCEPTANCE AND RECORDING OF THIS DEED, (IS, ARE) FULLY COGNIZANT OF
THE FACT THAT THE UNDERSIGNED MAY NOT BE OBTAINING THE RIGHT OF PROTECTION AGAINST SUBSIDENCE, AS TO THE PROPERTY HEREIN CONVEYED, RESULTING FROM COAL MINING OPERATIONS AND THAT THE PURCHASED PROPERTY, HEREIN CONVEYED, MAY BE THE OWNERS OF THE ECONOMIC INTEREST IN THE COAL. THIS NOTICE IS INSERTED HEREIN TO COMPLY WITH THE BITUMINOUS MINE SUBSIDENCE AND LAND CONSERVATION ACT OF 1966.

WITNESS:                                      BELLEVUE PARTNERS, L.P.
  /s/  Morris  D.  Weiss                      a Pennsylvania limited partnership

                                              By:  J.H.L. Holdings, Inc.,  a
                                              California  corporation,  its
                                              general  partner
                                              By:  /s/Jay  H.  Lustig
                                                   Jay  H.  Lustig
                                                   President



                           CERTIFICATE OF RESIDENCE

     I hereby certify that (1) FOR THE PURPOSE OF DELIVERY OF TAX STATEMENTS ONLY the precise residence of Grantee is 100 Wilshire Boulevard, Suite 1700 Santa Monica, CA 90401 and (2) FOR ALL OTHER PURPOSES (including delivery of assessment change notices) the precise residence of Grantee is 100 Wilshire
Boulevard,  Suite  1700  Santa  Monica,  CA    90401.

     Witness  the  due  execution  hereof  this   17 day of December, 1999.

                                  BELLEVUE  PARTNERS,  L.P.,
                                  a  Pennsylvania  limited  partnership

                                  BY:  J.H.L. HOLDINGS, INC., a California
                                  corporation, its general partner

                                  By:  /S/ Jay H. Lustig
                                       Jay H. Lustig
                                       President